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                                                                    Exhibit 23.1


                              ACCOUNTANTS' CONSENT
                              --------------------





The Board of Directors
Charter Financial Corporation:


We consent to the incorporation by reference in the registration statement (No. 333-67402) on Form S-8 of Charter Financial Corporation (the "Company") of our report dated November 16, 2001, relating to the consolidated statements of assets and liabilities transferred in reorganization of the Company and subsidiaries as of September 30, 2001 and 2000, and the related consolidated statements of income and comprehensive income relating to assets and liabilities transferred in reorganization, changes in equity transferred in reorganization, and cash flows of assets and liabilities transferred in reorganization for each of the years in the three-year period ended September 30, 2001, which report is included in the September 30, 2001 annual report on Form 10-K of the Company.

                                                  /s/ KPMG LLP

                                                      KPMG LLP

Atlanta, Georgia
December 28, 2001